SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 8, 2003
(Date of Earliest Event Reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	0-28568	95-2920557
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Bonita Avenue
Pomona, California 91767
(Address of Principal Executive Offices) (Zip Code)

(909) 624-8041
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

On January 8, 2003, Keystone Automotive Industries, Inc. (the “Company”) and U.S. Stock Transfer Corporation entered into the First Amendment to Rights Agreement (the “First Amendment”) amending the Company’s Rights Agreement dated as of February 10, 2000 (the “Rights Agreement”). The Rights Agreement is attached as an exhibit to the Company’s report on Form 8-K filed on February 23, 2000. Defined terms used in this report and not otherwise defined herein have the meanings set forth in the Rights Agreement.

The First Amendment modifies the definition of “Acquiring Person” in the Rights Agreement to exclude FMR Corp., together with all of its Affiliates and Associates (“FMR”), but only so long as (A) FMR is the Beneficial Owner of less than 18% of the Common Shares outstanding and (B) FMR reports or is required to report such ownership on Schedule 13G or Schedule 13D of the Exchange Act (or any comparable or successor report) which Schedule 13D does not state or is not required to state any present intention to hold such Common Shares with the purpose or effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

The Rights Agreement, as modified by the First Amendment, remains in full force and effect. The First Amendment, which is filed as an exhibit to this report on Form 8-K, is incorporated herein by reference. The foregoing description of the First Amendment is qualified in its entirety by reference to such exhibit.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

4.1     First Amendment to Rights Agreement dated as of January 8, 2003 by and between the Company and U.S. Stock Transfer Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

Date: January 8, 2003	By:	/s/ James C. Lockwood
Name: James C. Lockwood
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.1    First Amendment to Rights Agreement dated as of January 8, 2003 by and between the Company and U.S. Stock Transfer Corporation.